FOR IMMEDIATE RELEASE
Comscore Reports Third Quarter 2024 Results
RESTON, Va., November 12, 2024 – Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting and evaluating media across platforms, today reported financial results for the quarter ended September 30, 2024.
Q3 2024 Financial Highlights
•Revenue for the third quarter was $88.5 million compared to $91.0 million in Q3 2023
•Net loss of $60.6 million compared to net income of $2.6 million in Q3 2023, primarily resulting from a non-cash goodwill impairment charge of $63.0 million in 2024
•Adjusted EBITDA of $10.1 million compared to $13.4 million in Q3 2023
•FX adjusted EBITDA of $12.4 million compared to $12.3 million in Q3 2023
•Refining full-year revenue guidance and maintaining adjusted EBITDA guidance

"In the third quarter, we took meaningful steps forward in our cross-platform business, with our revenue in this area growing nearly 34% year-over-year and underpinning several key wins in the market," said Jon Carpenter, CEO. "We've also made steady progress embedding our cross-platform measurement and audience products into the programmatic ecosystem. This progress enables advertisers to more easily target the audiences most important to them and measure their campaign's ability to deliver incremental audiences across platforms. As we look ahead to Q4 and into 2025, I'm confident we will continue to make progress in our transformation, positioning us to become the industry's leading source for cross-platform audience planning and measurement."
Third Quarter Summary Results
Revenue in the third quarter was $88.5 million, down 2.8% from $91.0 million in Q3 2023. Content & Ad Measurement revenue was flat compared to the prior-year quarter, with lower revenue from our syndicated audience offerings (primarily related to national TV and syndicated digital products) offset by an increase in our cross-platform revenue, which grew 33.5% over Q3 2023. Research & Insight Solutions revenue declined 14.2% from Q3 2023, primarily due to lower deliveries of certain custom digital products.
Our core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $82.9 million, a decrease of 3.9% compared to $86.3 million in Q3 2023, primarily due to a decline in employee compensation and lower cloud computing costs.
Due in part to a decline in our stock price and market capitalization, we performed an interim review of our goodwill at quarter-end, resulting in a non-cash goodwill impairment charge of $63.0 million as of September 30, 2024. This charge does not directly impact our liquidity, cash flows or future operations.
Primarily as a result of the goodwill impairment charge, net loss for the quarter was $60.6 million, compared to net income of $2.6 million in Q3 2023, resulting in net (loss) income margins of (68.5)% and 2.9% of revenue, respectively. After accounting for dividends on our convertible preferred stock, loss per share attributable to common shares was $(12.79) and $(0.34) for Q3 2024 and Q3 2023, respectively.
Non-GAAP adjusted EBITDA for the quarter was $10.1 million, compared to $13.4 million in Q3 2023, resulting in adjusted EBITDA margins of 11.5% and 14.7%, respectively. Excluding the impact of foreign currency transactions, FX adjusted EBITDA for the quarter was $12.4 million, compared to $12.3 million in Q3 2023. Adjusted EBITDA and adjusted EBITDA margin exclude impairment of goodwill, impairment of right-of-use and long-lived assets, amortization of cloud-computing implementation costs, restructuring costs, stock-based compensation, transformation costs, change in fair value of contingent consideration and warrants liability and other items as presented in the accompanying tables. FX adjusted EBITDA excludes these items as well as gain/loss from foreign currency transactions.

Balance Sheet and Liquidity
As of September 30, 2024, cash, cash equivalents and restricted cash totaled $20.2 million. Total debt principal, including $10.0 million in then-outstanding borrowings under our senior secured revolving credit agreement, was $20.8 million.
On November 1, 2024, we repaid the outstanding principal balance under our senior secured revolving credit agreement, and on November 5, 2024, we amended the agreement to extend the maturity date with respect to our outstanding letters of credit (totaling $3.2 million) to January 31, 2025. We continue to evaluate alternative financing options for the company, including a replacement of this facility, and have engaged outside advisors to assist in our evaluation.
2024 Outlook
Based on current trends and expectations, we are tightening our full-year 2024 revenue range, with revenue expected to be between $351 and $355 million for the year, and are reaffirming our guidance for an adjusted EBITDA margin of at least 10%. We anticipate a return to growth in 2025 as we continue to invest in and focus on our cross-platform measurement capabilities.
We do not provide GAAP net income (loss) or net income (loss) margin on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments, variable interest expense, litigation and restructuring expense and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net income (loss) and net income (loss) margin, on a forward-looking basis.
Conference Call Information for Today, Tuesday, November 12, 2024 at 5:00 p.m. ET
Management will host a conference call to discuss the results on Tuesday, November 12, 2024 at 5:00 p.m. ET. The live audio webcast and supplemental information will be accessible at ir.comscore.com/events-presentations. Participants may also participate via telephone at (800) 715-9871 by using passcode 3850002 or "Comscore Third Quarter 2024 Financial Results". Following the conference call, a replay will be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore is a global, trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore empowers media buyers and sellers to quantify their multiscreen behavior and make meaningful business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, forecasts, plans and opinions regarding expected revenue and adjusted EBITDA margin for 2024, a return to growth in 2025, revenue drivers, industry positioning, strategic plans and opportunities, market developments, transformation plans, product and technology investments, and our evaluation of alternative financing options. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business and customer, partner and vendor relationships; external market conditions and competition; continued changes or declines in ad spending or other macroeconomic factors; evolving privacy and regulatory standards; product adoption rates; the availability of alternative financing; and our ability to achieve our expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing in this press release adjusted EBITDA, adjusted EBITDA margin and FX adjusted EBITDA, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), net income (loss) margin, various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures, net income (loss) and net income (loss) margin. These reconciliations should be carefully evaluated.

Media
Joseph Napolitano
Comscore, Inc.
631-742-9320
jnapolitano@comscore.com

Investors
John Tinker
Comscore, Inc.
212-203-2129
jtinker@comscore.com

COMSCORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	September 30, 2024	December 31, 2023
(In thousands, except share and per share data)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,996	$22,750
Restricted cash	189	186
Accounts receivable, net of allowances of $445 and $614, respectively	55,165	63,826
Prepaid expenses and other current assets	9,583	11,228
Total current assets	84,933	97,990
Property and equipment, net	48,856	41,574
Operating right-of-use assets	14,070	18,628
Deferred tax assets	3,484	2,588
Intangible assets, net	5,750	8,115
Goodwill	247,460	310,360
Other non-current assets	7,909	12,040
Total assets	$412,462	$491,295
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$34,277	$30,551
Accrued expenses	28,501	34,422
Contract liabilities	45,500	48,912
Revolving line of credit	10,000	16,000
Accrued dividends	4,424	24,132
Customer advances	8,034	11,076
Current operating lease liabilities	8,417	7,982
Contingent consideration	1,191	4,806
Other current liabilities	3,815	4,680
Total current liabilities	144,159	182,561
Non-current operating lease liabilities	16,605	23,003
Non-current portion of accrued data costs	36,258	32,833
Deferred tax liabilities	—	1,321
Other non-current liabilities	10,706	7,589
Total liabilities	207,728	247,307
Commitments and contingencies
Convertible redeemable preferred stock, $0.001 par value; 100,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 95,784,903 shares and 82,527,609 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively; aggregate liquidation preference of $241,194 as of September 30, 2024, and $228,132 as of December 31, 2023	207,470	187,885
Stockholders' equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized as of September 30, 2024 and December 31, 2023; no shares issued or outstanding as of September 30, 2024 or December 31, 2023	—	—
Common stock, $0.001 par value; 13,750,000 shares authorized as of September 30, 2024 and December 31, 2023; 5,228,787 shares issued and 4,890,548 shares outstanding as of September 30, 2024, and 5,093,380 shares issued and 4,755,141 shares outstanding as of December 31, 2023	5	5
Additional paid-in capital	1,713,399	1,696,612
Accumulated other comprehensive loss	(13,282)	(14,110)
Accumulated deficit	(1,472,874)	(1,396,420)
Treasury stock, at cost, 338,239 shares as of September 30, 2024 and December 31, 2023	(229,984)	(229,984)
Total stockholders' equity (deficit)	(2,736)	56,103
Total liabilities, convertible redeemable preferred stock and stockholders' equity (deficit)	$412,462	$491,295

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2024	2023	2024	2023
Revenues	$88,479	$91,000	$261,111	$276,242

Cost of revenues (1) (2)	52,005	50,473	154,025	155,360
Selling and marketing (1) (2)	12,515	14,794	42,691	48,984
Research and development (1) (2)	7,272	8,083	24,412	25,792
General and administrative (1) (2)	11,116	12,928	35,663	39,776
Amortization of intangible assets	764	800	2,365	4,412
Impairment of goodwill	63,000	—	63,000	44,100
Impairment of right-of-use and long-lived assets	1,397	1,502	1,397	1,502
Restructuring	15	353	968	5,455
Total expenses from operations	148,084	88,933	324,521	325,381
(Loss) income from operations	(59,605)	2,067	(63,410)	(49,139)
Other income, net	—	628	651	425
(Loss) gain from foreign currency transactions	(2,223)	1,090	(1,508)	(544)
Interest expense, net	(424)	(426)	(1,440)	(1,141)
(Loss) income before income taxes	(62,252)	3,359	(65,707)	(50,399)
Income tax benefit (provision)	1,622	(741)	2,315	(563)
Net (loss) income	$(60,630)	$2,618	$(63,392)	$(50,962)
Net loss available to common stockholders:
Net (loss) income	$(60,630)	$2,618	$(63,392)	$(50,962)
Convertible redeemable preferred stock dividends	(4,578)	(4,286)	(13,062)	(11,983)
Total net loss available to common stockholders	$(65,208)	$(1,668)	$(76,454)	$(62,945)
Net loss per common share (3):
Basic and diluted	$(12.79)	$(0.34)	$(15.33)	$(13.15)
Weighted-average number of shares used in per share calculation - Common Stock (3):
Basic and diluted	5,098,415	4,885,459	4,986,746	4,785,205
Comprehensive (loss) income:
Net (loss) income	$(60,630)	$2,618	$(63,392)	$(50,962)
Other comprehensive income (loss):
Foreign currency cumulative translation adjustment	2,925	(2,267)	828	(869)
Total comprehensive (loss) income	$(57,705)	$351	$(62,564)	$(51,831)

(1) Excludes amortization of intangible assets, which is presented as a separate line item.
(2) Stock-based compensation (benefit) expense is included in the line items above as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of revenues	$(281)	$113	$118	$435
Selling and marketing	(208)	96	71	411
Research and development	(193)	85	92	333
General and administrative	560	747	1,986	2,640
Total stock-based compensation (benefit) expense	$(122)	$1,041	$2,267	$3,819

(3) Adjusted retroactively for a 1-for-20 reverse split of our common stock effected on December 20, 2023.

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2024	2023
Operating activities:
Net loss	$(63,392)	$(50,962)
Adjustments to reconcile to net cash provided by operating activities:
Impairment of goodwill	63,000	44,100
Depreciation	16,194	14,613
Non-cash operating lease expense	4,031	4,196
Amortization expense of finance leases	2,691	1,268
Amortization of intangible assets	2,365	4,412
Stock-based compensation expense	2,267	3,819
Impairment of right-of-use and long-lived assets	1,397	1,502
Deferred tax benefit	(2,182)	(61)
Other	947	1,140
Changes in operating assets and liabilities:
Accounts receivable	8,399	21,899
Prepaid expenses and other assets	4,722	132
Accounts payable, accrued expenses and other liabilities	588	(2,779)
Contract liabilities and customer advances	(6,172)	(7,013)
Operating lease liabilities	(6,715)	(5,981)
Net cash provided by operating activities	28,140	30,285

Investing activities:
Capitalized internal-use software costs	(18,189)	(16,609)
Purchases of property and equipment	(579)	(1,240)
Net cash used in investing activities	(18,768)	(17,849)

Financing activities:
Payments of line of credit	(6,000)	—
Contingent consideration payment at initial value	(3,704)	(1,037)
Principal payments on finance leases	(2,172)	(1,337)
Other	(266)	(276)
Net cash used in financing activities	(12,142)	(2,650)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	19	25
Net (decrease) increase in cash, cash equivalents and restricted cash	(2,751)	9,811
Cash, cash equivalents and restricted cash at beginning of period	22,936	20,442
Cash, cash equivalents and restricted cash at end of period	$20,185	$30,253

	As of September 30,
	2024	2023
Cash and cash equivalents	$19,996	$30,067
Restricted cash	189	186
Total cash, cash equivalents and restricted cash	$20,185	$30,253

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net (loss) income and net (loss) income margin to non-GAAP adjusted EBITDA, adjusted EBITDA margin and non-GAAP FX adjusted EBITDA for each of the periods identified:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2024 (Unaudited)	2023 (Unaudited)	2024 (Unaudited)	2023 (Unaudited)
GAAP net (loss) income	$(60,630)	$2,618	$(63,392)	$(50,962)

Depreciation	5,537	5,020	16,194	14,613
Amortization expense of finance leases	1,035	419	2,691	1,268
Amortization of intangible assets	764	800	2,365	4,412
Interest expense, net	424	426	1,440	1,141
Income tax (benefit) provision	(1,622)	741	(2,315)	563
EBITDA	(54,492)	10,024	(43,017)	(28,965)

Adjustments:
Impairment of goodwill	63,000	—	63,000	44,100
Impairment of right-of-use and long-lived assets	1,397	1,502	1,397	1,502
Amortization of cloud-computing implementation costs	351	360	1,075	1,078
Restructuring	15	353	968	5,455
Stock-based compensation (benefit) expense	(122)	1,041	2,267	3,819
Transformation costs (1)	—	653	75	753
Change in fair value of contingent consideration liability	—	97	89	252
Other income, net (2)	—	(634)	(663)	(407)
Non-GAAP adjusted EBITDA	$10,149	$13,396	$25,191	$27,587
Net (loss) income margin (3)	(68.5)%	2.9%	(24.3)%	(18.4)%
Non-GAAP adjusted EBITDA margin (4)	11.5%	14.7%	9.6%	10.0%

Adjustments:
Loss (gain) from foreign currency transactions	2,223	(1,090)	1,508	544
Non-GAAP FX adjusted EBITDA	$12,372	$12,306	$26,699	$28,131
(1) Transformation costs represent expenses incurred prior to formal launch of identified strategic projects with anticipated long-term benefits to the company. These costs generally relate to third-party consulting and non-capitalizable technology costs tied directly to the identified projects.
(2) Adjustments to other income, net reflect non-cash changes in the fair value of warrants liability included in other income, net on our Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income and a loss on asset disposition included in selling and marketing on our Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income.
(3) Net (loss) income margin is calculated by dividing net (loss) income by revenues reported on our Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income for the applicable period.
(4) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues reported on our Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income for the applicable period.

Revenues
Revenues from our offerings of products and services are as follows:

	Three Months Ended September 30,
(In thousands)	2024 (Unaudited)	% of Revenue	2023 (Unaudited)	% of Revenue	$ Variance	% Variance
Content & Ad Measurement
Syndicated Audience (1)	$65,042	73.5%	$67,946	74.7%	$(2,904)	(4.3)%
Cross-Platform	10,232	11.6%	7,664	8.4%	2,568	33.5%
Total Content & Ad Measurement	75,274	85.1%	75,610	83.1%	(336)	(0.4)%
Research & Insight Solutions	13,205	14.9%	15,390	16.9%	(2,185)	(14.2)%
Total revenues	$88,479	100.0%	$91,000	100.0%	$(2,521)	(2.8)%

(1) Syndicated Audience revenue includes revenue from our movies business, which grew from $8.7 million in the third quarter of 2023 to $9.3 million in the third quarter of 2024.

	Nine Months Ended September 30,
(In thousands)	2024 (Unaudited)	% of Revenue	2023 (Unaudited)	% of Revenue	$ Variance	% Variance
Content & Ad Measurement
Syndicated Audience (1)	$193,831	74.2%	$207,551	75.1%	$(13,720)	(6.6)%
Cross-Platform	26,252	10.1%	22,117	8.0%	4,135	18.7%
Total Content & Ad Measurement	220,083	84.3%	229,668	83.1%	(9,585)	(4.2)%
Research & Insight Solutions	41,028	15.7%	46,574	16.9%	(5,546)	(11.9)%
Total revenues	$261,111	100.0%	$276,242	100.0%	$(15,131)	(5.5)%

(1) Syndicated Audience revenue includes revenue from our movies business, which grew from $26.2 million in the nine months ended September 30, 2023 to $27.7 million in the nine months ended September 30, 2024.